Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-216170), Form F-3 (Post-Effective Amendment No. 1 to Form F-1 on Form F-3) (No. 333-221462) and Form F-3/A (Amendment No. 2) (No. 333-222820) of ObsEva SA of our report dated March 9, 2018, relating to the financial statements, which appears in this Form 20-F.

PricewaterhouseCoopers SA

/s/ Michael Foley	/s/ Corinne Pointet Chambettaz
Michael Foley	Corinne Pointet Chambettaz

Geneva, Switzerland

March 9, 2018